UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 15, 2017

ANSYS, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 ANSYS Drive, Canonsburg, PA 15317
(Address of Principal Executive Offices) (Zip Code)

(724) 746-3304
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

          On December 15, 2017, Dr. Alec Gallimore was elected to the ANSYS, Inc. (the “Company”) Board of Directors (the “Board”) effective as of December 18, 2017. Dr. Gallimore will serve as a Class I director until the 2018 annual meeting of stockholders or until his successor is elected and qualified or until his earlier death, resignation, or removal. Dr. Gallimore was also elected to the Audit Committee of the Board effective as of December 18, 2017.

          In connection with Dr. Gallimore's election to the Board, the Company will enter into an indemnification agreement (the "Indemnification Agreement") with Dr. Gallimore on December 15, 2017 in the Company's standard form of indemnification agreement for non-employee directors included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 20, 2013. Pursuant to the Indemnification Agreement, the Company will agree, in certain circumstances, to indemnify Dr. Gallimore against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Dr. Gallimore, in his capacity as a director of the Company, is made or threatened to be made a party to any suit or proceeding. The Indemnification Agreement will also provide for the mandatory advancement of expenses to Dr. Gallimore in connection with any suit or proceeding. The description above is a summary of the terms of the Indemnification Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the form of the Indemnification Agreement itself, which is incorporated herein by reference.

          In connection with his service to the Company as a director, Dr. Gallimore will be entitled to receive compensation consistent with that of the Company’s other non-affiliate independent directors who are not employees of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2017 under the caption, “Our Board of Directors - Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

          Dr. Gallimore was not selected as a director pursuant to any arrangement or understanding between Dr. Gallimore and any other persons.

          Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Dr. Gallimore, or members of his immediately family, had or will have a direct or indirect material interest, other than his director compensation arrangements.

          On December 19, 2017, the Company issued a press release in connection with Dr. Gallimore’s election to the Board. The full text of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December19, 2017 regarding election of Dr. Alec Gallimore as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, Inc.

Date: December 19, 2017	By:	/s/ Maria T. Shields
Maria T. Shields – Chief Financial Officer and Vice President, Finance and Administration

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release dated December19, 2017 regarding election of Dr. Alec Gallimore as a director.